Exhibit 1.1

             SHARES

PENNICHUCK CORPORATION

COMMON STOCK

UNDERWRITING AGREEMENT

Philadelphia, Pennsylvania

May     , 2005

JANNEY MONTGOMERY SCOTT LLC

As Representatives of the Several Underwriters

Named in Schedule I hereto

c/o Janney Montgomery Scott LLC

1801 Market Street

Philadelphia, PA 19103

Ladies and Gentlemen:

Pennichuck Corporation, a New Hampshire corporation (“Pennichuck”), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Janney Montgomery Scott LLC is serving as Representative (the “Representative”), an aggregate of              shares of Pennichuck’s Common Stock, $1.00 par value per share (“Common Stock”). The Common Stock to be sold to the Underwriters by Pennichuck is referred to herein as the “Firm Shares.” The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Firm Shares shall be offered to the public at a public offering price of $             per Firm Share (the “Offering Price”).

In order to cover over-allotments in the sale of the Firm Shares, the Underwriters may, at the Underwriters’ election and subject to the terms and conditions stated herein, purchase ratably in proportion to the amounts set forth opposite their respective names in Schedule I hereto, for the Underwriters’ own accounts up to              additional shares of Common Stock from Pennichuck. Such              additional shares of Common Stock are referred to herein as the “Optional Shares.” If any Optional Shares are purchased, the Optional Shares shall be purchased for offering to the public at the Offering Price and in accordance with the terms and conditions set forth herein. The Firm Shares and the Optional Shares are referred to collectively herein as the “Shares.”

In consideration of the mutual agreements contained herein, Pennichuck and the Underwriters, intending to be legally bound, hereby confirm their agreement as follows:

1. Representations and Warranties of Pennichuck. Pennichuck represents and warrants to, and agrees with, the several Underwriters that:

(a) Pennichuck has prepared, in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Regulations”) of the Securities and Exchange Commission (the “SEC”) thereunder and has filed with the SEC a registration statement on Form S-2 (File No. 333-123725) and one or more amendments thereto for the purpose of registering the Shares under the Act. Copies of such registration statement and any amendments thereto, and all forms of the related prospectus contained therein, have been delivered to the Underwriters. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations, as of its date, is hereinafter called a “Preliminary Prospectus.” The various parts of such registration statement, including all exhibits thereto information incorporated by reference therein and the information contained in the form of the final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 424 of the Regulations to be part of the registration statement at the time it was declared effective, each as amended at the time the registration statement became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Regulations, are hereinafter collectively called the “Registration Statement.” The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments or supplements thereto, including the information (if any) deemed to be part of that prospectus at the time of effectiveness pursuant to Rule 430A of the Regulations, as of its date, is hereinafter called the “Prospectus.” All references to the Registration Statement, the Preliminary Prospectus and the Prospectus include all documents incorporated therein by reference as of the effective date of the Registration Statement or as of the date of the Preliminary Prospectus or Prospectus, as the case may be. If Pennichuck has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

(b) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, nor has the SEC instituted or threatened to institute proceedings with respect to such an order. No stop order suspending the sale of the Shares in any jurisdiction designated by the Representative as provided for in Section 5(f) hereof has been issued, and no proceedings for that purpose have been instituted or threatened. Pennichuck has complied in all material respects with all requests of the SEC, or requests of which Pennichuck has been advised of any state or foreign securities commission in a state or foreign jurisdiction designated by the Representative as provided for in Section 5(f) hereof, for additional information to be included in the Registration Statement, any Preliminary

Prospectus or the Prospectus. Each Preliminary Prospectus, at the time of filing thereof, (i) conformed to all the requirements of the Act and the Regulations in all material respects and (ii) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, on the date on which it was declared effective by the SEC (the “Effective Date”) and when any post-effective amendment thereof shall become effective, and the Prospectus, at the time it is filed with the SEC including, if applicable, pursuant to Rule 424(b), and on the Closing Date (as defined in Section 3 hereof) and any Option Closing Date (as defined in Section 4(b) hereof), conformed and will conform in all material respects to all the requirements of the Act and the Regulations, and did not and will not, as of such dates, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus or the Prospectus based upon written information furnished to Pennichuck by or on behalf of an Underwriter through the Representative expressly for use therein.

(c) The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-2 under the Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Exchange Act Regulations and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

(d) There are no legal or governmental proceedings pending or, to the knowledge of Pennichuck, threatened to which Pennichuck is a party or to which any of the properties of Pennichuck are subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed.

(e) Pennichuck is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire, with all necessary power and authority, to own or lease and operate its properties and to conduct its current business as described in the Prospectus, and to execute, deliver and perform this Agreement. Pennichuck Water Works, Inc., Pennichuck East Utility, Inc., the Pittsfield Aqueduct Company, Pennichuck Water Service Corporation and The Southwood Corporation, collectively, shall herein be referred to as the “Subsidiaries”. Each Subsidiary has been duly incorporated or formed and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or formation, with all necessary power and authority, corporate and otherwise, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its current business. Pennichuck and its Subsidiaries are duly qualified to do business as foreign entities, and are in good standing, in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the general affairs, properties, assets, operations, condition (financial or otherwise), results of operations, stockholders’ equity, business or prospects of the business (collectively, the “Business Conditions”) of Pennichuck and the Subsidiaries taken as a whole (a “Material Adverse Effect”). References to “material” or “materiality” or “material adverse change” as applicable to Pennichuck or any of its Subsidiaries shall mean material to the Business Conditions of Pennichuck and the Subsidiaries taken as a whole.

(f) All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by Pennichuck, free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into shares of capital stock or ownership interests in each of the Subsidiaries or securities convertible into or exchangeable for capital stock of, or other ownership interests in any of the Subsidiaries are outstanding except as disclosed in the Prospectus. Except for shares in the Subsidiaries, Pennichuck does not own any stock or other interest whatsoever, whether equity or debt, in any corporation, limited liability company, partnership or other entity.

(g) This Agreement has been duly authorized, executed and delivered by Pennichuck and constitutes its legal, valid and binding obligation, enforceable against Pennichuck in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity and except, as to this Agreement, as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

(h) The execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of Pennichuck’s or the Subsidiaries’ charter documents or Bylaws; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of Pennichuck or the Subsidiaries or require any payment by Pennichuck or any of the Subsidiaries or impose any liability on Pennichuck or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which Pennichuck or any of the Subsidiaries is a party or by which any of their properties are bound or affected other than this Agreement; (iii) assuming compliance with Blue Sky laws and the rules of the National Association of Securities Dealers, Inc. (the “NASD”) applicable to the offer and sale of the Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over Pennichuck or the Subsidiaries or any of their respective properties or businesses; or (iv) result in a breach, termination or lapse of Pennichuck’s or the Subsidiaries’ corporate power and authority to own or lease and operate their respective properties and conduct their respective businesses, except, in the case of clauses (ii), (iii) and (iv) above, as would not have a Material Adverse Effect.

(i) Pennichuck had the capitalization set forth in the Prospectus under the caption “Capitalization” as of the date indicated in that section of the Prospectus, subject to the adjustments described therein, and will have, as of the issuance of the Firm Shares on the Closing Date, the as adjusted capitalization set forth therein as of the date indicated in the Prospectus. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of Pennichuck or securities convertible into or exchangeable for capital stock of Pennichuck, except as disclosed in the Prospectus or the grant of options after the date of the Prospectus under option plans of Pennichuck. The information in the Prospectus insofar as it relates to all outstanding options and other rights to acquire securities of Pennichuck as of the Effective Date and immediately prior to the Closing Date and any Option Closing Date is true and correct in all material respects.

(j) The currently outstanding shares of Pennichuck’s capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of Pennichuck’s capital stock has been issued in violation of any preemptive rights of any security holder of Pennichuck. The holders of the outstanding shares of Pennichuck’s capital stock are not subject to personal liability solely by reason of being such holders. All previous offers and sales of the outstanding shares of Pennichuck’s capital stock, whether described in the Registration Statement or otherwise, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of Pennichuck, including, without limitation, the outstanding Common Stock, the Shares being issued, and the outstanding options to purchase shares of Common Stock conform in all material respects with the descriptions thereof in the Prospectus, and such descriptions conform in all material respects with the instruments defining the same.

(k) There are no contracts, agreements or understandings between Pennichuck and any person granting such person the right to require Pennichuck to file a registration statement under the Act with respect to any securities of Pennichuck owned or to be owned by such person or to require Pennichuck to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by Pennichuck under the Act.

(l) The Shares have been duly authorized, and, when issued and delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the New Hampshire Business Corporation Act. Neither the filing of the Registration Statement nor the offering or sale of Shares as contemplated by this Agreement gives any security holder of Pennichuck any rights for or relating to the registration of any Common Stock or any other capital stock of Pennichuck or any rights to convert or have redeemed or otherwise receive anything of value with respect to any other security of Pennichuck.

(m) No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by Pennichuck of this Agreement and the consummation of the transactions contemplated hereby or described in the Prospectus, except such as may be required for the registration of the Shares under the Act or to list the Shares on the Nasdaq National Market, filings under the Exchange Act, and for compliance with the applicable state securities or Blue Sky laws or the Bylaws, rules and other pronouncements of the NASD.

(n) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act. The issued and outstanding shares of Common Stock are included for quotation on the Nasdaq National Market. Neither Pennichuck nor, to Pennichuck’s knowledge, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act. Pennichuck has not received any notification that the SEC or the NASD is contemplating terminating such registration or inclusion. References to “knowledge” as applicable to Pennichuck or any of its Subsidiaries shall mean the actual knowledge of the executive officers of Pennichuck or its subsidiaries who are named in the Prospectus and Dan Incropera.

(o) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, in all material respects, the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed.

(p) Each contract or other instrument (however characterized or described) to which Pennichuck or any of the Subsidiaries is a party or by which any of its properties or businesses is bound or affected and which is material to the conduct of Pennichuck’s or the Subsidiaries’ business has been duly and validly executed by Pennichuck or the Subsidiaries, as applicable, and, to the knowledge of Pennichuck, has been duly and validly executed by the other parties thereto. To the knowledge of Pennichuck, each such contract or other instrument is in full force and effect and is enforceable in all material respects against the parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity, and neither Pennichuck nor any of the Subsidiaries is, and to the knowledge of Pennichuck, no other party is in default under any such contract or other instrument, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument, except for defaults that would not have a Material Adverse Effect. All necessary consents under such contracts or other instruments to the disclosure in the Prospectus with respect thereto have been obtained.

(q) The consolidated financial statements of Pennichuck (including the notes thereto) filed as part of, or incorporated by reference in, the Prospectus and the Registration Statement present fairly, in all material respects, the financial position of Pennichuck as of the respective dates thereof, and the results of operations and cash flows of Pennichuck for the periods indicated therein, and have been prepared in conformity with generally accepted accounting principles. The supporting notes included in any Preliminary Prospectus, the Prospectus and the Registration Statement fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole. The financial information included in the Prospectus under the captions “Prospectus Summary - Summary Financial Information,” “Selected Financial Information,” “Use of Proceeds Data,” and “Capitalization” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The unaudited pro forma adjustments to financial information included in the

Registration Statement have been properly applied to the historical amounts in the compilation of that information to reflect the sale by Pennichuck of              shares of Common Stock offered thereby at an assumed Offering Price or the actual Offering Price set forth in the Preliminary Prospectus or the Prospectus, as the case may be, and the anticipated application of the estimated net proceeds therefrom substantially in accordance with the description set forth under the caption “Use of Proceeds” in the Prospectus.

(r) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change (including, whether or not insured against, any material loss or damage to any material assets), or development involving a prospective material adverse change, in the Business Conditions of Pennichuck or any of its Subsidiaries; (ii) any material adverse change, loss, reduction, termination or non renewal of any material contract to which Pennichuck or any of its Subsidiaries is a party; (iii) any transaction entered into by Pennichuck or any of the Subsidiaries not in the ordinary course of its business that is material to Pennichuck; (iv) any dividend or distribution of any kind declared, paid or made by Pennichuck on its capital stock, except for and to the extent described in the Prospectus; (v) any liabilities or obligations, direct or indirect, incurred by Pennichuck or any of the Subsidiaries that are material to Pennichuck or any of the Subsidiaries; (vi) except for purchases of Common Stock by the Pennichuck Dividend Reinvestment Plan; (vi) any change in the capitalization of Pennichuck or any of the Subsidiaries; or (vii) any change in the indebtedness of Pennichuck or any of the Subsidiaries that is material to Pennichuck or the Subsidiaries. Neither Pennichuck nor the Subsidiaries has any contingent liabilities or obligations that are material and that are not expressly disclosed in the Prospectus.

(s) Pennichuck has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Act and the Regulations. Neither Pennichuck nor, to Pennichuck’s knowledge, any of its officers, directors or affiliates has (i) taken, nor shall Pennichuck or such persons take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock, or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Pennichuck.

(t) Pennichuck and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all material tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all material taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due. Neither Pennichuck nor any of the Subsidiaries has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and neither of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against Pennichuck or any of the Subsidiaries that would have a Material Adverse Effect.

(u) PricewaterhouseCoopers LLP, which has given its report on certain financial statements included as part of or incorporated by reference in the Registration Statement, is a firm of independent certified public accountants as required by the Act and the Regulations with respect to Pennichuck.

(v) Neither Pennichuck nor any of the Subsidiaries is in violation of, or in default under, any of the terms or provisions of (i) its charter documents or Bylaws or similar governing instruments, (ii) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or (iv) any license, permit, certification, registration, approval, consent or franchise, except with respect to clause (ii), (iii) or (iv) above, where any such default would not reasonably be expected to have a Material Adverse Effect.

(w) Except as expressly disclosed in the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to Pennichuck’s knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which Pennichuck or any of the Subsidiaries is or may be made a party that could reasonably be expected to affect the validity of any of the outstanding Common Stock, or that, if determined adversely to Pennichuck or any of the Subsidiaries would, in any case or in the aggregate, result in a Material Adverse Effect, nor to Pennichuck’s knowledge is there any reasonable basis for any such claim, action, suit, protest, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining Pennichuck or any of the Subsidiaries from, or requiring Pennichuck to take or refrain from taking, any action, or to which Pennichuck or any of the Subsidiaries or their properties, assets or businesses are bound or subject other than as disclosed in the Prospectus.

(x) Each of Pennichuck and the Subsidiaries owns, or possesses adequate rights to use, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for Pennichuck’s or the Subsidiaries’ business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of Pennichuck and the Subsidiaries as described in the Prospectus (collectively, the “Intellectual Property”). To Pennichuck’s knowledge, neither Pennichuck nor any of the Subsidiaries has infringed, is infringing nor have received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the Business Conditions of Pennichuck and the Subsidiaries, taken as a whole, and Pennichuck knows of no reasonable basis therefor. To the knowledge of Pennichuck, no other parties have infringed upon or are in conflict with any Intellectual Property owned by Pennichuck or its Subsidiaries. Neither Pennichuck nor any of the Subsidiaries is a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by Pennichuck or any of the Subsidiaries to any person by reason of the ownership or use of any Intellectual Property, except for software and computer applications used in the ordinary course of business.

(y) Each of Pennichuck and the Subsidiaries has good and marketable title to all property described in the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Prospectus or such as do not materially adversely affect the Business Conditions or the conduct of the business of Pennichuck and the Subsidiaries as described in the Prospectus. Each of Pennichuck and the Subsidiaries has insured its property against loss or damage by fire or other casualty, in amounts reasonably believed by Pennichuck to be adequate, and maintains insurance against such other risks as management of Pennichuck deems appropriate. All real and personal property owned and leased by Pennichuck, as described or referred to in the Prospectus, is held by Pennichuck and the Subsidiaries, as applicable, under valid leases. The executive offices and facilities of Pennichuck (the “Premises”), and all operations presently or formerly conducted thereon by Pennichuck or the Subsidiaries or any predecessors thereof, are now and, since Pennichuck or the Subsidiaries began to use such Premises, always have been and, to the knowledge of Pennichuck prior to when Pennichuck or the Subsidiaries began to use such Premises, always had been, in compliance with all federal, state and local statutes, ordinances, regulations, rules, standards and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the “Environmental Laws”), except to the extent that any failure in such compliance would not materially adversely affect the Business Conditions of Pennichuck. To the knowledge of Pennichuck, the facilities of Pennichuck and the Subsidiaries produce water of sufficient quality and quantity to supply the current and planned customers and service areas served by Pennichuck and the Subsidiaries, and are not subject to any restriction on surface water withdrawal under any federal, state or local law, regulation, rule, order or permit, except as expressly described in the Prospectus or as provided in the State of New Hampshire allocation permits and such as do not materially adversely affect the Business Conditions or the conduct of the business of Pennichuck and the Subsidiaries as described in the Prospectus. To the knowledge of Pennichuck, there are no conditions on, about, beneath or arising from the Premises or in close proximity to the Premises or at any other location that might give rise to liability, the imposition of a statutory lien upon Pennichuck or the Subsidiaries or require a “Response,” “Removal” or “Remedial Action,” as defined herein, under any Environmental Law, or affect the quality of the surface water withdrawn by Pennichuck, and that would materially adversely affect the Business Conditions of Pennichuck, except as described in the Prospectus. Except as expressly disclosed in the Prospectus, and except as will not materially adversely affect the Business Conditions of Pennichuck (i) neither Pennichuck nor the Subsidiaries has received notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against Pennichuck or the Subsidiaries or any portion of the Premises or any parcel in close proximity to the Premises, since 1990, relating to any of the Environmental Laws and (ii) neither Pennichuck nor the Subsidiaries has received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency, since 1990, arising out of or in connection with “hazardous substances” (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises, near the Premises or at any other location, in each case other than as disclosed in the Prospectus. As used in this subsection, the terms “Removal,” “Remedial Action” and “Response” shall have the respective meanings assigned to such terms under Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601(23)-9601(25).

(z) Each of Pennichuck and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) Pennichuck, the Subsidiaries and any Related Employer (which for purposes of this Paragraph means any entity that with Pennichuck or the Subsidiaries is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the “Code”), is, individually or collectively, a trade or business under common control within the meaning of Section 414(c) of the Code, or is a member of the same affiliated service group within the meaning of Section 414(m) of the Code) have established, maintain, contribute to, are required to contribute to, are a party to, or are bound by certain pension, retirement, profit-sharing plans, deferred compensation, bonus, or other incentive plans, or medical, vision, dental, or other health plans, or life insurance or disability plans, or any other employee benefit plans, programs, arrangements, agreements, or understandings, some of which are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the rules and regulations thereunder (“Plans”). Any disclosure regarding the Plans required under the Act or the Exchange Act has been made in the Prospectus and the documents incorporated therein. All Plans that are subject to ERISA are in compliance with ERISA, in all material respects, and, to the extent a Plan is intended to be tax-qualified within the meaning of Section 401(a) of the Code, such Plan is in compliance with the Code in all material respects and is the subject of a current favorable determination letter from the Internal Revenue Service as to its tax qualification. Except as disclosed in the Notes to the Consolidated Financial Statements included in the Prospectus, no Plan is an employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, a defined benefit plan subject to Title IV of ERISA, or a multiemployer plan. Except as disclosed in the Notes to the Consolidated Financial Statements included in the Prospectus, none of Pennichuck, the Subsidiaries or any Related Employer maintains or has maintained retiree life or retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee’s termination of employment, except as required by Section 4980B of the Code and except as disclosed in the Prospectus. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Code. As used in this subsection, the terms “defined benefit plan,” “employee benefit plan,” “employee pension benefit plan,” “employee welfare benefit plan,” “fiduciary” and “multiemployer plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(bb) No labor dispute exists with Pennichuck’s or the Subsidiaries’ employees, and to Pennichuck’s knowledge, no such labor dispute is threatened. Pennichuck currently has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of Pennichuck or any of the Subsidiaries that would have a Material Adverse Effect.

(cc) Neither Pennichuck nor the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated herein other than as disclosed in the Prospectus.

(dd) Pennichuck is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefor described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. None of the Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ee) Pennichuck and its Subsidiaries have received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities as may be required of them to own their properties and conduct their businesses in the manner described in the Prospectus subject to such qualifications as may be set forth in the Prospectus, except for failures to have Permits that would not have a Material Adverse Effect; and Pennichuck and its Subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus except for revocations, terminations or impairments that would not have a Material Adverse Effect; and, except as described in the Prospectus, such Permits contain no restrictions that materially affect the ability of Pennichuck and its Subsidiaries to conduct their businesses.

(ff) No statement, representation, warranty or covenant made by Pennichuck or any of the Subsidiaries in this Agreement or in any certificate or document required by this Agreement to be delivered to the Representative is, or as of the Closing Date or any Option Closing Date will be, inaccurate, untrue or incorrect in any material respect. No transaction has occurred or is proposed between or among Pennichuck or any of the Subsidiaries and any of their respective officers, directors or shareholders or any affiliate of the foregoing, that is required to be described in and is not described in the Registration Statement and the Prospectus.

(gg) None of Pennichuck, the Subsidiaries or any officer, director, employee, partner, agent or other person acting on behalf of Pennichuck or the Subsidiaries has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of Pennichuck or any of the Subsidiaries or any actual or proposed business transaction of Pennichuck or any of the Subsidiaries that (i) could subject Pennichuck or any of the Subsidiaries to any liability

(including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would have a Material Adverse Effect or (ii) with respect to Pennichuck, the Subsidiaries or any officer or director thereof, violates any law, rule or regulation to which Pennichuck or any of the Subsidiaries is subject.

Any certificate signed by any officer of Pennichuck or any of the Subsidiaries in such capacity and delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by Pennichuck or the Subsidiaries as the case may be, to the Underwriters as to the matters covered thereby.

2. Purchase and Sale of Firm Shares. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, Pennichuck shall sell the Firm Shares to the Underwriters and the Underwriters shall purchase the Firm Shares from Pennichuck on a firm commitment basis at a net offering price of $             per share (representing the Offering Price less underwriting discounts and commissions of $             per share) the respective amounts of Firm Shares set forth opposite their names on Schedule I hereto. The Underwriters shall offer the Shares to the public as set forth in the Prospectus.

3. Payment and Delivery. The Firm Shares shall be issued in the form of one or more fully registered global securities (the “Global Securities”) in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (“DTC”) or in such names as the Representative may request upon at least 48 hours’ prior notice to Pennichuck and shall be delivered by or on behalf of Pennichuck to the Representative for the account of such Underwriter against payment by the Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as Pennichuck shall designate in writing (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by Pennichuck). The closing of the sale and purchase of the Firm Shares shall be held at the offices of                      for the respective account of the Underwriters. Such payment and delivery will be made at 10:00 a.m., Eastern Daylight Time, on the third business day after the date of this Agreement or at such other time on the same date as shall be agreed upon by Pennichuck and the Representative. Such time and date are referred to herein as the “Closing Date.” Pennichuck shall make the Global Securities representing the Firm Shares available for examination by the Representative and counsel for the Underwriter at the Philadelphia correspondent office of Pennichuck’s transfer agent not less than one full business day prior to the Closing Date.

4. Option to Purchase Optional Shares.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the several Underwriters are hereby granted an option by Pennichuck to purchase all or any part of the Optional Shares (the “Over-allotment Option”). The purchase price to be paid for the Optional Shares shall be as set forth in Section 2 hereof. The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters as to all or any part of the Optional Shares at any time and from time to time within 30 days after the date of the Prospectus. The Underwriters shall not be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

(b) The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters by giving notice to Pennichuck by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when received), addressed as provided in Section 12 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given after two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representative not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an “Option Closing Date,” and a closing held pursuant to such a notice is referred to herein as an “Option Closing.” Upon each exercise of the Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the several Underwriters shall become obligated to purchase from Pennichuck the number of Optional Shares specified in each notice of exercise of the Over-allotment option (allocated among them in accordance with Section 4(c) hereof.)

(c) The Optional Shares shall be issued in the form of one or more Global Securities in book-entry form in such denominations and registered in the name of the nominee of DTC or in such names as the Representative may request upon at least 48 hours’ prior notice to Pennichuck, and shall be delivered by or on behalf of Pennichuck to the Representative for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as Pennichuck shall designate in writing (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by Pennichuck). The closing of the sale and purchase of the Optional Shares shall be held at the offices of                                          for the respective account of the Underwriters. Such payment and delivery will be made at 10:00 a.m., Eastern Daylight Time. Such time and date are referred to herein as the “Option Closing Date.” Pennichuck shall make the Global Securities representing the Optional Shares available for examination by the Representative and counsel for the Underwriters at the Philadelphia correspondent office of Pennichuck’s transfer agent not less than one full business day prior to the Option Closing Date.

5. Certain Covenants and Agreements of Pennichuck. Pennichuck covenants and agrees with the several Underwriters as follows:

(a) If Rule 430A of the Regulations is employed, Pennichuck will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Representative of the time and manner of such filing.

(b) Pennichuck will not file with the SEC the Prospectus, any amendment or supplement to the Prospectus or any amendment to the Registration Statement, unless the Representative has received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof, such consent not to be unreasonably withheld, and will use its reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon reasonable request of the Representative or counsel for the Underwriters, Pennichuck will promptly prepare and file with the SEC, in accordance with the Regulations of the SEC, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use their reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, Pennichuck will file any amendment or supplement to the Prospectus with the SEC in the manner and within the time period required by Rule 424(b) under the Act. Pennichuck will advise the Representative, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereof has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Representative of each filing or effectiveness.

(c) Pennichuck will promptly advise the Representative, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the SEC concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (v) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (vi) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event as a result of which the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (vii) during the period noted in clause (vi) above, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (ix) of the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to Pennichuck. Pennichuck will use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(d) Pennichuck has delivered to the Representative, without charge, as many copies of each Preliminary Prospectus as the Representative has reasonably requested. Pennichuck will deliver to the Representative, without charge, from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended) as the Representative may reasonably request. Pennichuck hereby consents to the use of such copies of the Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the states or foreign jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or dealer. If requested by the Representative in writing, Pennichuck will furnish to the Underwriters at least one original signed copy of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Date, at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Representative such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representative may reasonably request.

(e) Pennichuck will comply with the Act, the Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the continuance of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

(f) Pennichuck will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representative determines to offer the Shares, after consultation with Pennichuck, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, Pennichuck would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. Pennichuck will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is reasonably requested by the Underwriters for such offering and sale. Pennichuck will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the inclusion of the Shares for quotation on the Nasdaq National Market.

(g) Subject to Section 5(b) hereof, in case of any event (occurring at any time within the period during which, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered under the Act or the Regulations), as a result of which any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act or the Regulations or any applicable securities or Blue Sky laws, Pennichuck promptly will prepare and file with the SEC, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the several Underwriters such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Representative and counsel for the Representative) as the Representative may reasonably request. For purposes of this Section 5(g), Pennichuck will provide such information to the Representative, the Underwriters’ counsel and counsel to Pennichuck as shall be necessary to enable such persons to consult with Pennichuck with respect to the need to amend or supplement the Registration Statement or Prospectus or file any document, and shall furnish to the Representative and the Underwriters’ counsel such further information as each may from time to time reasonably request.

(h) Pennichuck will make generally available to its security holders not later than 45 days after the end of the period covered thereby, an earnings statement of Pennichuck (which need not be audited unless required by the Act or the Regulations) that shall comply with Section 11(a) of the Act and Rule 158 thereunder and cover a period of at least 12 consecutive months beginning not later than the first day of Pennichuck’s fiscal quarter next following the Effective Date (or, if later, the effective date of the Rule 462(b) Registration Statement).

(i) For a period of two years from the Effective Date, Pennichuck will deliver to the Representative and, upon request, to each of the Underwriters: (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed or furnished to the SEC or any securities exchange or the NASD, on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of Pennichuck mailed to its security holders; and (iii) every material press release in respect of Pennichuck or its affairs that is released or prepared by Pennichuck.

(j) During the course of the distribution of the Shares, Pennichuck and its Subsidiaries will not and Pennichuck shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares.

(k) Pennichuck has obtained from each person listed on Schedule I and delivered to the Representative an executed agreement (a “Lock-up Agreement”) in form and substance satisfactory to the Representative and the Underwriters’ counsel which provides that from the date of the Lock-up Agreement and for a period of 90 days from the Effective Date, such persons will not, subject to certain exceptions, without the prior written consent of the Representative, directly or indirectly, sell, offer or contract to sell, pledge, grant any option for sale or purchase of, agree to sell or otherwise dispose of (collectively, “Disposition”) any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for any shares of Common Stock) or enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, or publicly disclose the intention to make any such Disposition or enter into any such transaction, swap, hedge or other arrangement. Pennichuck has delivered such agreements to the Representative prior to the date of this Agreement. Appropriate stop transfer instructions will be issued by Pennichuck to the transfer agent for the Common Stock and a copy of such instructions will be delivered to the Representative.

(l) From the date of the Lock-up Agreement and for a period of 90 days after the Effective Date, Pennichuck will not, without the prior written consent of the Representative, issue or make a Disposition of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or enter into a transaction which would have the same effect or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, or publicly disclose the intention to issue or make any such Disposition or enter into any such transaction, swap, hedge or other arrangement, except (i) any issuance of Common Stock upon the exercise of any stock option issued to an employee or director under any Pennichuck stock option plan, (ii) the grant of stock option to an employee or director under any Pennichuck stock option plan, (iii) any issuance of Common Stock under Pennichuck’s Dividend Reinvestment Plan and/or Employee Stock Purchase Plan, if applicable, or (iv) any issuance of Common Stock or contemplated issuance of Common Stock in connection with any acquisition by Pennichuck or any Subsidiary.

(m) For a period of two (2) years from the Effective Date (or for such shorter period that any shares of Common Stock remain outstanding), Pennichuck will use all reasonable efforts to maintain the listing of the Common Stock (including, without limitation, the Shares) on the Nasdaq National Market or on a national securities exchange.

(n) Pennichuck shall, at its sole cost and expense, supply and deliver to the Representative and the Underwriters’ counsel, within a reasonable period from the Closing Date, up to six sets of transaction binders in such form and content as the Representative reasonably requests.

(o) Pennichuck will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth under the caption “Use of Proceeds” in the Prospectus.

6. Payment of Fees and Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, Pennichuck will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of Pennichuck under this Agreement, including: (i) the fees and expenses of the accountants and counsel for Pennichuck incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, any Preliminary Prospectus, the Prospectus and this Agreement; (iii) the costs and expenses (other than fees and expenses of the Underwriters’ counsel, except such fees incurred in connection with Blue Sky and NASD filings or exemptions as provided herein) incident to the authentication, issuance, sale and delivery of the Shares to the Underwriters; (iv) the fees, expenses and all other costs of qualifying the Shares for sale under the securities or Blue Sky laws of those states in which the Shares are to be offered or sold, including the reasonable fees and expenses of Underwriters’ counsel and such local counsel as may have been reasonably required and retained for such purpose; (v) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the

NASD, (other than the fees and expenses of the Underwriters’ counsel), provided that the aggregate fees and expenses under this clause (v) and clause (iv) above shall not exceed $15,000; (vi) the filing fees of the SEC; (vii) the cost of furnishing to the Underwriters copies of the Registration Statement, Preliminary Prospectuses and Prospectuses as herein provided; (viii) Pennichuck’s travel expenses in connection with meetings with the brokerage community and institutional investors; (ix) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by Pennichuck; (x) any fees or costs payable to the Nasdaq National Market as a result of the offering; (xi) the cost of preparing, issuing and delivery to the Underwriters of any certificates evidencing the Shares; (xii) the costs and charges of any transfer agent; (xiii) the reasonable costs of advertising the offering the aggregate of which shall not exceed $5,000; (xiv) all taxes, if any, on the issuance, delivery and transfer of the Shares sold by Pennichuck; and (xv) all other costs and expenses reasonably incident to the performance of Pennichuck’s obligations hereunder that are not otherwise specifically provided for in this Section 6(a); provided, however, that, except as specifically set forth in Section 6(c) hereof, the Underwriters shall be responsible for their out-of-pocket expenses, including those associated with meetings with the brokerage community and institutional investors, other than Pennichuck’s travel expenses, and the fees and expenses of their counsel for other than with respect to Blue Sky and NASD matters.

(b) If (i) the Underwriters are willing to proceed with the offering, and the transactions contemplated by this Agreement are not consummated because Pennichuck elects not to proceed with the offering for any reason or (ii) the Representative terminates this Agreement pursuant to Section 10 hereof, then Pennichuck will reimburse the Underwriters for their accountable out-of-pocket expenses relating to the offering (including but not limited to the reasonable fees and disbursements to its counsel); provided, however, such reimbursement shall not exceed $60,000. The Representative shall present an accounting of all expenses for which reimbursement is claimed hereunder. If this Agreement is terminated or the offering is not consummated for any reason other than as set forth in the preceding sentence, Pennichuck will not be obligated to reimburse the Underwriters for any amounts.

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of Pennichuck, to the performance by Pennichuck of its covenants and obligations hereunder, and to the following additional conditions:

(a) If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations. On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein) or the sale of any of the Shares shall have been issued under the Act or any state or foreign securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Representative’s knowledge or the knowledge of Pennichuck, shall be contemplated by the SEC or by any authority in any jurisdiction designated by the Representative pursuant to Section 5(f)

hereof. Any request on the part of the SEC or any state or foreign securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

(b) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Shares and the form of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriters. Pennichuck shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters. The Representative shall have received from the Underwriters’ counsel, Ballard Spahr Andrews & Ingersoll, LLP an opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representative, as representative of the several Underwriters, which opinion shall be satisfactory in all respects to the Representative.

(c) The Representative shall have received a copy of an executed Lock-up Agreement from Pennichuck and each of the persons listed on Schedule I hereto.

(d) On the Closing Date and any Option Closing Date, there shall have been delivered to the Representative (i) the opinion of Nutter, McClennen & Fish LLP, counsel for Pennichuck, dated as of such date and addressed to the Representative, as representative of the several Underwriters to the effect set forth in Exhibit A hereto or to such effect as is otherwise reasonably satisfactory to the Representative and (ii) the opinion of McClane, Graf, Raulerson and Middleton, regulatory counsel for Pennichuck, dated as of such date and addressed to the Representative, as representative of the several Underwriters to the effect set forth in Exhibit B hereto or such effect as is otherwise reasonably satisfactory to the Representative.

(e) At the Closing Date and any Option Closing Date: (i) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and Regulations shall conform to the requirements of the Act and the Regulations in all materials respects, and none of the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of Pennichuck or its Subsidiaries from that set forth therein, whether or not arising in the ordinary course of business; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by Pennichuck or any of the Subsidiaries other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which Pennichuck or any of the Subsidiaries is a party, that has not been, but would be required to be set forth in the Registration Statement or Prospectus; and (v) no action, suit or proceeding at law or in equity shall be pending or threatened against Pennichuck or any of the Subsidiaries that would be required to be set forth in the Prospectus, other than as set forth therein, and except as set forth in the Prospectus, no proceedings shall be pending or threatened against or directly affecting Pennichuck or any of the Subsidiaries before or by any federal, state or other commission, board or administrative agency (other than a rate relief case filed by one or more of the Subsidiaries with the New Hampshire Public Utility Commission) wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(f) The Representative shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of Pennichuck dated, as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Representative, as representative of the several Underwriters to the effect that (i) the representations and warranties of Pennichuck in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that Pennichuck has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 7 hereof have been satisfied.

(g) On the date of this Agreement and on the Closing Date or any Option Closing Date, as the case may be, PricewaterhouseCoopers shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative in all respects (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below):

(i) confirming they are independent certified public accountants within the meaning of the Act and the Regulations, and stating that the section of the Registration Statement under the caption “Experts” is correct insofar as it relates to them;

(ii) stating that, in their opinion, the consolidated financial statements, schedules and notes of Pennichuck audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

(iii) stating that, on the basis of specified procedures, which included a reading of the latest available unaudited interim consolidated financial statements of Pennichuck (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the shareholders and the Boards of Directors of Pennichuck and the Subsidiaries and the Audit, Corporate Governance, Nominating and Compensation and Benefits Committees of such Boards and inquiries to certain officers and other employees of Pennichuck and the Subsidiaries responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that, except as specified in their letter, would cause them to believe (x) that at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock (other than the issuance of Common Stock under Pennichuck’s Dividend Reinvestment Plan and Common Stock Purchase Plan) or increase in long-term debt of Pennichuck (other than increases that the Registration Statement disclosed have occurred or may occur), in each case, as compared with the amounts shown in Pennichuck’s December 31, 2004 audited balance sheets or any later dated Pennichuck balance sheet included in the Registration Statement or (y) that for the periods from and including January 1, 2005 to the date of the latest available unaudited financial statements of Pennichuck, if any, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Registration Statement discloses have occurred or may occur.

(iv) stating that they have compared specific dollar amounts (or percentages derived from such dollar amounts), numbers of shares and other numerical data and financial information set forth in the Registration Statement that have been reasonably specified by the Representative prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of Pennichuck’s or the Subsidiaries’ accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by Pennichuck or the Subsidiaries) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

(v) provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off” date no more than five business days prior to such Closing Date or such Option Closing Date, as the case may be.

(h) All corporate and other proceedings and other matters incident to the authorization and validity of this Agreement and the form of the Registration Statement and Prospectus and all other legal matters related to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Underwriters. Pennichuck shall have furnished to such counsel all documents and information that they shall have reasonably requested to enable them to pass upon such matters.

(i) The Shares shall have been included for quotation on the Nasdaq National Market.

(j) At the Closing Date and any Option Closing Date, the Representative shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and the Underwriters’ counsel. Pennichuck shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request. If any condition to the Underwriters’ obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Representative may on behalf of the several Underwriters, terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriters to Pennichuck.

8. Indemnification and Contribution.

(a) Pennichuck shall indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any untrue statements or alleged untrue statements of material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, any application or other document filed in any jurisdiction in order to qualify all or any part of the Shares under the securities laws thereof or filed with the SEC or the NASD (in this Section 8 collectively called “application”) any Prospectus, or the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to Pennichuck by any Underwriter through the Representative expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, as the case may be; and further provided, however, that the indemnification contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that Pennichuck has delivered the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The obligations of Pennichuck under this Section 8(a) will be in addition to any liability Pennichuck may otherwise have.

(b) The Underwriters shall indemnify and hold harmless Pennichuck, each of the directors of Pennichuck, each of the officers of Pennichuck who shall have signed the Registration Statement, and each other person, if any, who controls Pennichuck within the meaning of the Act to the same extent as the foregoing indemnities from Pennichuck to the Underwriters, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereof or any application or in any communication to the SEC in reliance upon, and in conformity with written information furnished to Pennichuck by any Underwriter through the Representative expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or any application or in any communication to the SEC, as the case may be. The obligations of each Underwriter under this Section 8(b) will be in addition to any liability which such Underwriter may otherwise have.

(c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 8(a) or (b) hereof, such person (hereinafter called the “indemnified party”) shall, promptly after formal notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the “indemnifying party”) of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 8. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to the indemnified party, to have charge of the defense if such action, inquiry, investigation or proceeding or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties as a group. Expenses covered by the indemnification in this Section 8, as the case may be, shall be paid by the indemnifying party promptly after written request is submitted by the indemnified party. In the event that it is determined that the indemnified party was not entitled to receive payments for expenses pursuant to this Section 8, the indemnified party shall return all sums that have been paid pursuant hereto. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. Anything in this Section 8 or Section 9 to the contrary notwithstanding an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 8(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Pennichuck on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Pennichuck on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Pennichuck on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Pennichuck bears to the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Pennichuck on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Pennichuck and the Underwriters agree that it would not be just and equitable if contributions to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) the Underwriters shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriters and Pennichuck, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 6, 9 and 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

10. Effective Date of This Agreement and Termination Hereof. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement. The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date if any of the following have occurred: (a) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of Pennichuck or any of the Subsidiaries, whether or not arising in the ordinary course of business, that would, in the Representative’s opinion, make the offering or delivery of the Shares impracticable; (b) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Representative’s opinion, make the offering or delivery of the Shares impracticable; (c) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or the over the counter market or any setting of minimum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Representative’s opinion materially and adversely affects trading on such exchange or the over the counter market; (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representative’s opinion materially and adversely affects or will materially or adversely affect the Business Conditions of Pennichuck; (e) declaration of a banking moratorium by the United States, New York or Pennsylvania authorities; (f) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representative’s opinion has a material adverse effect on the securities markets in the United States; or (g) trading in any securities of Pennichuck shall have been suspended or halted by NASD or the SEC.

11. Information Furnished by the Underwriters. The date the Underwriters expects to deliver the Firm Shares on the cover page, the identity of the Underwriters set forth on the cover page and in the first paragraph under the heading “Underwriting,” the third paragraph under the caption “Underwriting” regarding concessions and reallowances, the disclosure with respect to stabilization activities in the eighth paragraph under the heading “Underwriting,” the ninth paragraph under the heading “Underwriting” regarding short sales, the tenth paragraph under the heading “Underwriting” regarding passive market making, the representations of the Underwriters in the eleventh paragraph under the heading “Underwriting” and the statement regarding discretionary authority in the twelfth paragraph under the heading “Underwriting” constitute the only written information furnished by reference or on behalf of any Underwriter referred to in Sections 1(b) and 8 hereof.

12. Notice. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Janney Montgomery Scott LLC, 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Mr. William L. Rulon-Miller, facsimile number (215) 665-6197, with a copy to Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania 19103, Attention: Justin P. Klein, Esquire, facsimile number (215) 864-8999; and if sent to Pennichuck, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054, Attention: William D. Patterson, facsimile number (603) 913-2305, with a copy to Nutter, McClennen & Fish LLP, Attention: Michael K. Krebs, Esq., facsimile number (617) 310-9288.

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, Pennichuck and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms “successors” and “assigns” shall not include any purchaser of the Shares merely because of such purchase.

14. Definition of Business Day. For purposes of this Agreement, “business day” means any day on which the Nasdaq National Market is opened for trading.

15. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages), and all such counterparts will constitute one and the same instrument. This agreement and any signed agreement or instrument entered into in connection with this agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, the other party shall re-execute original forms thereof and deliver them to the other party. No party shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

16. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.

If the foregoing correctly sets forth your understanding of our agreement, please sign and return to Pennichuck the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

Very truly yours,

PENNICHUCK CORPORATION

By:
Donald L. Correll
President and Chief Executive Officer

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

JANNEY MONTGOMERY SCOTT LLC

By:
Name:	William L. Rulon-Miller
Title:	Senior Vice President and Director of Investment Banking On behalf of each of the Underwriters named in Schedule I hereto

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased
Janney Montgomery Scott LLC	[ ]
Edward D. Jones & Co., L.P.	[ ]
Total	[ ]

Persons Who Are To Deliver Lock-Up Agreements

Lock-Up Agreements are to be delivered by the following persons and entities immediately prior to the time the SEC declares the Registration Statement effective:

Joseph A. Bellavance

Steven F. Bolander

Michelle L. Chicoine

Charles E. Clough

Donald L. Correll

Stephen J. Densberger

Michael C. J. Fallon

Bonalyn J. Hartley

Daniel Incropera

Robert P. Keller

John R. Kreick

Hannah M. McCarthy

Martha E. O’Neill

William D. Patterson

Bernie Rousseau

Donald L. Ware

S-I

EXHIBIT A

Matters to be Covered in the Opinion of

Nutter, McClennen & Fish LLP

Counsel for Pennichuck

1. Pennichuck is a corporation duly incorporated and validly existing in good standing under the laws of the State of New Hampshire with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus.

2. Each of the Subsidiaries is a corporation duly incorporated in good standing under the laws of the State of New Hampshire and has the corporate power and authority to own its properties and conduct its current business. Pennichuck Water Service Corporation is qualified to do business in the Commonwealth of Massachusetts. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Pennichuck; and to such counsel’s knowledge, the outstanding shares of capital stock of each of the Subsidiaries are owned by Pennichuck free and clear of all liens, encumbrances and security interests. To the knowledge of such counsel, no options, warrants or other rights to purchase any shares of capital stock of any of the Subsidiaries are outstanding.

3. Pennichuck has authorized capital stock as set forth under the caption “Description of Capital Stock” in the Prospectus. Pennichuck is duly authorized to issue up to 11,500,000 shares of Common Stock. Assuming the due authorization, valid issuance and non-assessability of and full payment for all shares of Common Stock outstanding prior to [June 1, 1984], the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non assessable. All of the Firm Shares and the Optional Shares (together, the “Shares”) conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.” Certificates for the Shares are in due and proper form under the New Hampshire Business Corporation Act. The Shares have been duly authorized and, when issued and sold by Pennichuck to, and paid for by, the Underwriters in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders, by operation of law, arising under Pennichuck’s Articles of Incorporation, as amended, or the New Hampshire Business Corporation Act or, to the knowledge of such counsel, by contract exists with respect to any of the Shares or the issue and sale thereof.

4. All shares of capital stock of Pennichuck outstanding prior to the issuance of the Shares to be issued and sold by Pennichuck hereunder are free of (a) any preemptive rights arising under Pennichuck’s Articles of Incorporation, as amended, or by the New Hampshire Business Corporation Act or (b) to counsel’s knowledge, similar rights that entitle or will entitle any person to acquire any shares upon the issuance thereof by Pennichuck.

5. The Registration Statement has become effective under the Act, and no stop order proceedings with respect thereto have been instituted or are pending or, to the best knowledge of such counsel, threatened under the Act.

6. The descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate in all material respects and fairly present the information required by the Act and the Regulations to be disclosed with respect to such contracts and other documents.

7. The Registration Statement, the Preliminary Prospectus, the Prospectus and each amendment or supplement thereto and each document incorporated by reference therein, when they were filed with the SEC, complied as to form in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules, notes, other financial, accounting or statistical data and information about internal controls over financial reporting included or incorporated by reference therein).

8. The statements set forth under the caption “Description of Capital Stock” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries in all material respects and fairly present the information called for with respect to such documents and matters.

9. To such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character that are required to be filed as exhibits to the Registration Statement, or to be summarized or described in the Prospectus, which have not been so filed, summarized, or described.

10. There are no legal proceedings pending or to such counsel’s knowledge, threatened against Pennichuck before or by any federal or state governmental or regulatory commission, board, body, authority or agency that are required to be described in the Prospectus and that are not so described as required.

11. Pennichuck has the corporate power and authority to enter into the Agreement and to perform its obligations thereunder. Pennichuck has taken all corporate action necessary to authorize the execution, delivery and performance of the Agreement.

12. This Agreement has been duly authorized, executed and delivered by Pennichuck, and, assuming due execution and delivery by the Representative of the Underwriters, is a legal, valid and binding obligation of Pennichuck enforceable against Pennichuck in accordance with its terms, except as enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy, and subject to the qualification that the enforceability of obligations of Pennichuck thereunder may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting rights and remedies of creditors generally, and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach of or default under), the charter documents or Bylaws of either Pennichuck or any of the Subsidiaries, or any agreement or instrument known to such counsel to which Pennichuck or any of the Subsidiaries is a party or by which either of them may be bound or which is filed as an exhibit to the Registration Statement.

13. No consent, authorization, approval or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by Pennichuck in connection with the issuance and sale of the Shares, and the consummation by Pennichuck of the transactions contemplated by this Agreement, other than such as have previously been obtained, including, without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Exchange Act; provided, however, that such counsel need express no opinion as to (a) state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the Underwriters thereof, and (b) the approval by the National Association of Securities Dealers of the terms and conditions of this Agreement.

14. The descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects and fairly present the information required to be presented by the Act and the rules and regulations thereunder; provided, however, that such counsel need express no opinion regarding the description in the Prospectus of New Hampshire Revised Statutes Annotated Chapter 38 and any eminent domain proceeding or action being pursued or having been taken by the City of Nashua, New Hampshire and the Town of Pittsfield, New Hampshire, other than the matters described in the Prospectus under the caption “Our Business—Ongoing Eminent Domain Proceeding—Certain Tax Considerations.”

15. Pennichuck is not and, after giving effect to the offering and sale of the Shares, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended. No Subsidiary is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

16. The eligibility requirements for the use of Form S-2 set forth in the General Instructions thereto have been satisfied by Pennichuck.

In addition, such counsel shall include a statement, which shall not be deemed to be an opinion, to the effect that such counsel has participated in conferences with officers and other representatives of Pennichuck, representatives of the Underwriters and its counsel, at which conferences the contents of the Registration Statement and the Prospectus (but not all of the information incorporated by reference therein) were discussed. Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, in the course of such review and discussion, no facts came to the attention of those lawyers at such firm who have participated in the preparation of the Registration Statement and the Prospectus that would lead such counsel to have reason to believe that the Registration Statement (including all documents incorporated therein by reference), or any post-effective amendment thereto, as of the time it was declared effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date and on the Closing Date or Option Closing Date, as the case may be, contained or contains any untrue statement of material fact, or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that such counsel need not express any belief with respect to the financial statements, schedules, notes, other financial, accounting or statistical data or information about internal controls over financial reporting included in, or incorporated by reference into, the Registration Statement or the Prospectus.

The foregoing opinion may be limited to the laws of the United States, the laws of the State of New Hampshire. Such counsel may rely as to questions of fact upon the representations of Pennichuck set forth in this Agreement and upon certificates of officers of Pennichuck and of government officials, all of which certificates must be satisfactory in form and scope to counsel for the Underwriters.

The foregoing opinion may state that it shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Bus. Law. 831 (May 1998).

References in the foregoing opinion to counsel’s “knowledge” shall mean the actual knowledge, without any independent inquiry, of those lawyers at the firm who have participated in the preparation of the Registration Statement and the Prospectus.

EXHIBIT B

Matters to be Covered in the Opinion of

McLane, Graf, Raulerson & Middleton, P.A.

Counsel for Pennichuck

1. There is no further New Hampshire governmental approval in the nature of a franchise for service territory presently necessary in order for Pennichuck’s regulated Subsidiaries to provide service as a regulated public water utility within the territory defined by (and subject to the terms of) the orders of the New Hampshire Public Utility Commission that have been issued to Pennichuck’s regulated Subsidiaries.

2. The descriptions in the Prospectus of New Hampshire Revised Statutes Annotated Chapter 38 are accurate in all material respects. Such counsel need express no opinion regarding the matters described in the Prospectus under the caption “Our Business—Ongoing Eminent Domain Proceeding—Certain Tax Considerations.”

3. Such counsel will also confirm in its opinion that it has no reason to believe that the descriptions of the eminent domain proceeding or action being pursued or having been taken by the City of Nashua, New Hampshire or the Towns of Pittsfield or Bedford, New Hampshire in the Registration Statement and Prospectus, at the time that the Registration Statement became effective, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-1